EXHIBIT NO. 10.3

COMPROMISE AGREEMENT

BETWEEN

(1) F DAVID JONES

(2) SPANDEX PLC

EVERSHEDS
FITZALAN HOUSE
FITZALAN ROAD
CARDIFF CF24 0EE
TEL: 029 2047 1147
FAX: 029 2046 4347
Ref: 3/CAR/1146

©Eversheds

AN AGREEMENT made the day of 2002

BETWEEN

  F DAVID JONES of 1 Moor Park Gardens, Coombe Hill, Kingston-upon-Thames, Surrey, KT2 8UD ("You")

  SPANDEX PLC of 1600 Park Avenue, Aztec West, Almondsbury, Bristol, BS32 4UA ("the Employer").

WHEREAS:

(1) Your employment with the Employer terminated on 31 January 2002 ("the Termination Date").

(2) You have received your normal salary and benefits up until the Termination Date.

(3) You have been receiving independent advice from Daniel Wilde of Burges Salmon Solicitors (the "Relevant Independent Adviser").

(4) The Employer enters into this Agreement on its own behalf and as agent for and on behalf of the parties against whom your claims are being compromised in paragraph 2 below.

(5) You believe you are entitled to make the claims set out in paragraph 2 below and have raised them prior to entering into this Agreement.

IT IS AGREED THAT:

  Provided you comply with this Agreement, the Employer shall pay you without admission of liability the sum of 148,000.00 pounds (ONE HUNDRED AND FORTY EIGHT THOUSAND POUNDS) as compensation for loss of employment, less all deductions for income tax and for national insurance as required by law (the "Compensation Payment"). Before making the Compensation Payment to you the Employer will, subject to clause 8 below, (1) to the extent that the Compensation Payment exceeds 30,000.00 pounds deduct income tax (but not national insurance) at the basic rate of 22% pursuant to the PAYE regulations, (2) issue your P45 and (3) retain the sum of 12,000.00 pounds (representing 40% of the 30,000.00 pounds potentially tax free slice) in escrow pending written confirmation from the Inland Revenue (to be sought by you) of the taxable status of the Compensation Payment. In the event the Compensation Payment is declared by the Inland Revenue to be fully taxable, the 12,000.00 pounds will be remitted to the Inland Revenue. If the Inland Revenue confirms that the first 30,000.00 pounds may be paid to you tax free, the 12,000.00 pounds will be paid to you. The Compensation Payment shall be paid by the Employer within 14 days after the Employer's solicitors have received a copy of this Agreement duly signed by you and a copy of the Relevant Independent Adviser's Certificate duly signed by the Relevant Independent Adviser.

  The Compensation Payment is made in full and final settlement of all or any claims you may have against the Employer (or any Group Company), or any of the officers or employees of the Employer or any Group Company, whether such claims arise out of your employment with the Employer, the termination of your employment or otherwise howsoever, including but not limited to claims for wrongful dismissal, unfair dismissal, discrimination of any kind, breach of contract, unlawful deduction of wages, a redundancy payment or any claim under European Union Law, and relating to the Employer's or any Group Company's shares or securities.

  Following the Termination Date you will do nothing to disparage the Employer or any of its officers or employees or any other Group Company or any of such Group Company's officers or employees. The Employer will instruct such of its officers and employees who have been privy to this Agreement to do nothing to disparage you and will use their reasonable endeavours to ensure that no other employee disparages you.

  The parties agree that they will keep the terms of this Agreement and the facts and matters leading up to it confidential, and will not disclose the same to any third party save as required by law and in order to take professional advice in relation to the same and save that nothing in this Agreement shall prevent you making a protected disclosure under the Public Interest Disclosure Act 1998.

  You agree that you will co-operate fully with any proceedings threatened or taken against the Employer or any Group Company in any court or tribunal, including but not limited to providing information and responding to enquiries promptly and accurately, to assisting the Employer's and/or Group Company's legal advisers and employees as required, to giving truthful evidence if required as a witness and to completing, signing and swearing as required the appropriate witness statements and/or affidavits. The Employer or Group Company as appropriate will cover or reimburse your reasonable expenses in providing such co-operation provided that you submit evidence of such expenditure and obtain prior authorisation from the Employer for any single item of expenditure in excess of 200.00 pounds.

  You may not at any time prior to or after the Termination Date (except with the written permission of the Employer) disclose to any third party, or make use of yourself (or in conjunction with others), any of the Employer's trade secrets or other Confidential Information.

  6.1 For the purposes of this clause Confidential Information includes but is not limited to:

  (a) the Employer's corporate and marketing strategy and plans, business development plans and research results;

  (b) budgets, management accounts, bank account details and other confidential financial data of the Employer;

  (c) business methods, technical designs of the Employer's products, and details of the Employer's development processes, information relating to the running of the Employer's business which is not in the public domain, including details of salaries, bonuses, commissions and other employment terms applicable within the Employer;

  (d) the names, addresses and contact details of any customers of the Employer including customer lists in whatever medium this information is stored and the requirements of those customers for any of the Employer's products or services;

  (e) the terms on which the Employer does business with its advertisers, customers and suppliers, including any pricing policy adopted by the Employer and the terms of any partnership, joint venture or other form of commercial co-operation or agreement the Employer enters into with any third party;

  (f) software and technical information including software updates produced by the Employer or necessary for the development, maintenance or operation of any of the Employer's websites and the source code of each website;

  (g) details of litigation involving the Employer whether proposed, threatened or in progress;

  (h) any document marked "confidential" or which you are aware is confidential or which you might reasonably expect the Employer would regard as confidential; and

  (i) any other information which the Employer is bound by an obligation of confidence owed to a third party.

  6.2 The restrictions in this paragraph 6 will, however, cease to apply to information which is required to be disclosed by law, or by a court or tribunal of competent jurisdiction or which becomes available (other than by reason of your default) to the public generally.

  6.3 Save as follows, you hereby confirm that you have returned to the Employer all property in your possession custody or control which belongs to the Employer or relates to its affairs, including but not limited to the company car, mobile telephone, computer equipment in your possession and all documents, records, notebooks, notes, memoranda, customer lists in whatever medium they have been stored (including on your personal computer or mobile telephone), computer software and computer hardware, research reports as well as all documents or works in which the Employer owns the copy right or other intellectual property rights or which relate to the Employer's business. You warrant that no copies of any of the above property have been taken by you, or alternatively that such copies as have been taken have been returned to the Employer. For the avoidance of doubt you are permitted to retain only those documents given to you in Washington by Gerbers Counsel as support for your evidence to the SEC. You agree to return these to the Employer and destroy any copies immediately upon request.

  6.4 In this clause 6 the term "the Employer" shall mean the Employer and any Group Company.

  6.5 You accept the restrictions in this clause 6 and clause 7 below in consideration of the sum of 2000.00 pounds to be paid by the Employer at the same time as the Compensation Payment less all deductions required by law.

  Following the Termination Date:

7.1 you will not hold yourself out or permit yourself to be held out as being employed by or connected with the Employer or any Group Company. You will resign your directorship of the Employer and any directorship of or other office held by you in any other Group Company on or before the completion of this Agreement by signing and returning to the Employer a letter or letters in the form of the draft appearing at the Appendix of this Agreement.

7.2 you agree that the restrictions contained in clause 17 of your Service Agreement remain in full force and effect.

8. You will indemnify the Employer against all claims or demands, penalties or interest charges brought or levelled against the Employer by the Inland Revenue in respect of the Compensation Payment made to you under clause 1 of this Agreement. No payments will be made by the Employer to the Inland Revenue however without first notifying you of the position and giving you a reasonable opportunity to resolve the matter with the Inland Revenue directly. If you fail to take up this opportunity, or a sum is still found due from the Employer to the Inland Revenue notwithstanding your intervention, and the Employer makes payment to the Inland Revenue, the amount due from you under this indemnity shall fall due forthwith upon you receiving a written demand from the Employer accompanied by evidence that payment has been made. This indemnity does not apply to any deductions made by the Employer before making the Severance Payment or to employer's national insurance contributions.

9. You agree upon demand to immediately repay to the Employer:

9.1 the Compensation Payment if, contrary to the views of the parties, the claims set out in paragraph 2 above have not been validly and lawfully excluded by the provisions of this Agreement, and you institute legal proceedings in respect of any of them.

9.2 a proportion of the Compensation payment in the sum of 10,000.00 pounds if you fail to comply with any of your obligations under this Agreement including but not limited to clause 5.

and you agree further that the Compensation Payment or the proportion thereof (as appropriate) is in such circumstances recoverable as a debt.

10. You hereby warrant to the Employer that you have received independent legal advice from the Relevant Independent Adviser, as to the terms and effect of this Agreement under English law prior to your executing the same and in particular, as to its effect on your ability to pursue any of the rights or claims set out in paragraph 2 of the Agreement.

11. The Employer will pay a sum not exceeding 750.00 pounds plus VAT towards your legal costs relating to the termination of your employment and the negotiation and preparation of this Agreement. Payment of this sum will be made directly to your solicitors within 7 days of receipt by the Employer (via their solicitors), of a copy of this Agreement duly executed by you and a copy of the Relevant Independent Adviser's Certificate duly signed by the Relevant Independent Adviser, and provided that an invoice from the Relevant Independent Adviser stated to be payable by the Employer on your behalf has also been received.

12. The Employer agrees to provide prospective employers upon request with a written reference in the form of the draft appearing at Appendix 2 of this Agreement. The Employer further agrees to issue to relevant staff and clients the leaving statement at Appendix 3 to confirm your departure.

13. The parties hereby acknowledge and agree that the conditions regulating compromise agreements under section 203(3) of the Employment Rights Act 1996, section 77(4A) of the Sex Discrimination Act 1975, section 72(4A) of the Race Relations Act 1976, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 9(3) of the Disability Discrimination Act 1995 and the Working Time Regulations 1998 are satisfied by the terms of this Agreement.

14. In this Agreement "Group Company" means a company which from time to time is a subsidiary or a holding company of the Company or a subsidiary of such holding company and "subsidiary" and "holding company" have the meanings attributed to them by section 736 of the Companies Act 1985. For the avoidance of doubt, the definition "Group Company" includes but is not limited Gerber Scientific Inc and Gerber Scientific Products Inc.

15. This Agreement shall be construed in accordance with the law of England and Wales and the parties submit to the exclusive jurisdiction of the English and Welsh Courts.

IN WITNESS WHEREOF the parties or their duly authorised representatives have set their hands the day and year first above written.

SIGNED by the said         )
F DAVID JONES            )
in the presence of               )

SIGNED by                         )
on behalf of the Employer    )
in the presence of                  )

APPENDIX 1

RESIGNATION OF DIRECTORSHIP

F D Jones
1 Moor Park Gardens
Coombe Hill
Kingston upon Thames
Surrey, KT2 7UD

The Directors
Spandex plc
1600 Park Avenue
Aztec West
Almondsbury
Bristol BS32 4UA

[The Directors
Gerber Scientific Inc
83 Gerber Road West
South Windsor
Connecticut
USA]

Dear Sirs

I, F David Jones, resign my office as Director of Spandex PLC, and from any and all positions as a Director or officer of its holding company (Gerber Scientific Inc.) and/or of any and all subsidiaries of either Spandex PLC or its holding company with effect from close of business on [date].

I acknowledge and declare that I have no claim whatsoever against Spandex PLC or any of its subsidiaries or Gerber Scientific Inc. or any of its subsidiaries for fees, remuneration, expenses or other payments or benefits as Director or for compensation or otherwise in respect of the loss of such office.

This letter is delivered as a deed on the date shown above.

Signed as a deed by
F David Jones in the presence of:

                                                  Signature of the Witness

                                                  Name of the Witness

                                                  Address of the Witness

                                                  Occupation of the Witness

APPENDIX 2

REFERENCE

To [whom it may concern]

Reference for F. David Jones

David Jones worked for Gerber Scientific Inc and latterly its subsidiary, Spandex plc in a senior capacity for 3 years, before deciding to leave on 31 January 2002 to pursue outside interests.

Yours sincerely

APPENDIX 3

LEAVING STATEMENT

David Jones has decided to leave Spandex to pursue outside interests. We wish him well with his future endeavours.

RELEVANT INDEPENDENT ADVISER'S WARRANTY

I, [name] of [firm] HEREBY CERTIFY to the Employer that:

(a) I am instructed by F DAVID JONES

(b) At the date hereof and at all times during which I have advised Mr Jones on the subject matter of the Compromise Agreement with Spandex plc, I am and have been a Relevant Independent Adviser as defined by Sections 77(4)(B) of the Sex Discrimination Act 1975, 77(4B) of the Race Relations Act 1976, 288(4) of the Trade Union and Labour Relations (Consolidation) Act 1992, 9(4) of the Disability Discrimination Act 1995, the Working Time Regulations and 203(3)(A) of the Employment Rights Act 1996.

(c) I have given independent advice to Mr Jones as to the terms and effect of the Compromise Agreement under English law prior to him executing the same and in particular, as to its effect his ability to pursue any of the rights or claims which are set out in paragraph 2 of the Compromise Agreement.

(d) When I gave the advice referred to in sub-paragraph (c) above there was in force a contract of insurance or an indemnity provided for members of my profession covering the risk of a claim by Mr Jones in respect of loss arising in consequence of that advice.

Signed

Date